UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2009
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Technology Drive, Irvine, CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 788-6700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Effective as of November 6, 2009, Spectrum Pharmaceuticals, Inc. (the “Company”) and Nippon Kayaku Co., Ltd. (“Nippon Kayaku”) entered into a License Agreement (the “Agreement”) pursuant to which the Company and Nippon Kayaku agreed to enter into a collaboration for the development and commercialization of a formulation that includes Apaziquone that is suitable for use in treating non-muscle invasive bladder cancer via intravesical instillation (the “Product”).

     The Agreement provides that Nippon Kayaku has the exclusive right to develop and commercialize the Product for the intravesical treatment of non-muscle invasive bladder cancer in humans in Asia (as is defined in the Agreement) (the “Territory”), including Japan and China, but excluding Korea. The Company retained commercial rights for Korea, however, Nippon Kayaku has co-exclusive rights to conduct clinical development activities in South Korea solely for the purpose of providing support to filings outside of Korea. In addition, Nippon Kayaku has non-exclusive rights to make the Product in its Territory and outside of Asia for the purpose of selling the Product in the Territory.

     In consideration for the rights granted under the Agreement, Nippon Kayaku has agreed to pay the Company an upfront fee of $15 million that is due in January 2010. In addition, Nippon Kayaku will pay the Company up to $136 million based on the achievement of certain regulatory and sales milestones. Also, Nippon Kayaku has agreed to pay the Company royalties based on a percentage of net sales of the Product in the Territory.

     Nippon Kayaku will conduct apaziquone clinical trials pursuant to a mutually agreed upon development plan. Nippon Kayaku will be responsible for all expenses relating to the development and commercialization of apaziquone in the Territory.

     The Company will be responsible for supplying the Product to Nippon Kayaku for clinical supplies as well as commercial supplies for a set period of time unless Nippon Kayaku elects to manufacture or supply themselves.

     The Agreement will remain in effect, on a country-by-country basis, until the expiration of the obligation of Nippon Kayaku to pay royalties on sales of the Product in such country. Nippon Kayaku may terminate the Agreement at its election upon nine months notice to the Company. Additionally, either party may terminate the Agreement for an uncured material breach by the other party.

     The above summary does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2009. Portions of the Agreement may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the Securities and Exchange Commission. A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by this reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 10, 2009.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.
November 10, 2009	By:	/s/ Shyam Kumaria
Shyam Kumaria
Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 10, 2009.